UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2022

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

281 Summer Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(888) 882-1880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCOV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Deborah Besemer as Member of the Board of Directors

On March 31, 2022, Deborah Besemer, a member of and Chairperson of the board of directors (the “Board”) of Brightcove Inc. (the “Company”), notified the Board that she would not stand for re-election as a director of the Company. Ms. Besemer’s decision not to stand for re-election was not due to any disagreement with the Company on any matter relating to the Company or its operations, policies or practices. Ms. Besemer’s term will end at the commencement of the Company’s 2022 annual meeting of stockholders, scheduled to be held on May 11, 2022 (the “Annual Meeting”).

In connection with Ms. Besemer not standing for re-election, effective at the commencement of the Annual Meeting, the Board appointed Diane Hessan as Chairman of the Board.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Brightcove Inc. dated April 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2022	Brightcove Inc.

	By:	/s/ Robert Noreck

Robert Noreck
Chief Financial Officer